Exhibit 3.1 CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK OF REDWIRE CORPORATION (Pursuant to Section 151 of the General Corporation Law of the State of Delaware) Redwire Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board”) (or a duly authorized committee thereof) as required by Section 151 of the General Corporation Law of the State of Delaware (the “General Corporation Law”): NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated and fixed the number of shares constituting such series and the designation of such series and the powers (including voting powers), if any, of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of such series as follows: 1. Designation. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Preferred Stock”, par value $0.0001 per share (the “Series A Convertible Preferred Stock”) and the number of shares constituting such series (“Shares” and each a “Share”) shall be 88,000. The rights, preferences, powers, restrictions and limitations of the Series A Convertible Preferred Stock shall be as set forth herein. The Series A Convertible Preferred Stock shall be issued in book-entry form on the Corporation’s share ledger, subject to the rights of holders to receive certificated Shares under the General Corporation Law. 2. Defined Terms. For purposes hereof, the following terms shall have the following meanings: “Accrued Value” means, with respect to any Share, on any date, the sum of (a) the Initial Value plus (b) all accrued (including as a result of compounding) and unpaid dividends (whether or not declared) on such Share as of such date. “Additional Stock” has the meaning set forth in Section 7.6(i)(i). “AE Investment Agreement” means the Investment Agreement, dated October 28, 2022, by and between the Corporation and the AE Investor, as amended from time to time in accordance with the terms thereof. “AE Investor” means AE Industrial Partners, Fund II L.P., a Delaware limited partnership, and AE Industrial Partners Structured Solutions I, L.P., a Delaware limited partnership (together with their successors and any Affiliate that becomes a party to the AE Investment Agreement).

2 “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. “Bain Investment Agreement” means the Investment Agreement dated October 28, 2022, by and between the Corporation and the Bain Investor, as amended from time to time in accordance with the terms thereof. “Bain Investor” means BCC Redwire Aggregator, L.P., a Delaware limited partnership (together with its successors and any Affiliate that becomes a party to the Bain Investment Agreement). “Beneficial Owner” has the meaning set forth in Section 7.4(a). “Beneficial Ownership Limitation” means, at any time, (a) 9.9 % of the shares of Common Stock outstanding at such time with respect to any Other Investor or any Holder other than the AE Investor and the Bain Investor and (b) infinity with respect to each of the AE Investor and the Bain Investor; provided that, notwithstanding the foregoing, any Holder shall have the right to increase or decrease the Beneficial Ownership Limitation with respect to itself to any other number, with any increase to be effective only upon such Holder providing the Corporation with prior written notice of such increase, which shall be effective sixty-one (61) days after delivery of such notice to the Corporation. “Board” has the meaning set forth in the Recitals. “Business Day” means any day except a Saturday, a Sunday or any other day on which the SEC or banks in New York City are authorized or required by Law to be closed. “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity. “Cash Annual Rate” means 13% per annum; provided that the Cash Annual Rate shall mean 15% per annum (a) in the event that the Corporation fails to obtain the Requisite Stockholder Approval prior to April 15, 2023 and (b) from and after the seven (7) year and six (6) month anniversary of the Initial Issue Date. The Cash Annual Rate shall be subject to change as set forth in Section 10. “Certificate of Designation” means this Certificate of Designation of the Series A Convertible Preferred Stock of the Corporation. “Certificate of Incorporation” has the meaning set forth in the Recitals. “Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in

3 either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose. “Code” means the United States Internal Revenue Code of 1986, as amended. “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person. “Common Stock” means the common stock, par value $0.0001 per share, of the Corporation, subject to Section 7.6(f). “Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if: (a) either (i) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Series A Convertible Preferred Stock would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Series A Convertible Preferred Stock pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to such Holder, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided that each Holder will supply all information reasonably requested by the Corporation for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock pursuant to this clause (a)(ii); provided further that if a Holder fails to provide such information to the Corporation within fifteen (15) calendar days following any such request, then this clause (a)(ii) and clause (b) will automatically be deemed to be satisfied with respect to such Holder; and (b) each share of Common Stock referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(ii), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through DTC with an “unrestricted” CUSIP number; and (2) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on

4 trading, on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors). “Conversion Date” has the meaning set forth in Section 7.3(a). “Conversion Price” has the meaning set forth in Section 7.1. “Conversion Rights” has the meaning set forth in Section 7. “Conversion Share Cap” means initially, as of the date of this Agreement, for each share of Series A Convertible Preferred Stock converted, the quotient obtained by dividing (x) 20% of the total Common Stock outstanding as of the Initial Issue Date by (y) the number of shares of Series A Convertible Preferred Stock issued prior to such time (whether or not any or all of such shares remain outstanding). The Conversion Share Cap shall be adjusted in a manner inversely proportional to adjustments to the Conversion Price pursuant to Sections 7.6(a), (b), (c), (d) and (e) and shall be adjusted for any shares of Series A Convertible Preferred Stock issued pursuant to Section 6.4(a)(iii); provided that until the date of the Requisite Stockholder Approval, the Conversion Share Cap shall include any shares of Series A Convertible Preferred Stock that would, when issued, result in an issuance at a price below the Minimum Price of an amount of shares of Common Stock equal to or in excess of 20% of the number of the total Common Stock outstanding as of the Initial Issue Date in accordance with Section 312.03(c) of the NYSE Listing Company Manual; provided further that in the case of the AE Investor, the Conversion Share Cap shall include any shares of Series A Convertible Preferred Stock that would, when issued, result in an issuance at a price below the Minimum Price of an amount of shares of Common Stock up to 1% of the number of the total Common Stock outstanding as of the Initial Issue Date in accordance with Section 312.03(b)(i) of the NYSE Listing Company Manual. “Conversion Shares” means the shares of Common Stock then issuable upon conversion of the Series A Convertible Preferred Stock in accordance with the terms of Section 7 or Section 8. “Corporation” has the meaning set forth in the Preamble. “Cure Period” has the meaning set forth in Section 10. “Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RDW <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Corporation). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. “Distributed Property” has the meaning set forth in Section 7.6(c).

5 “Dividend Payment Date” shall mean May 1 and November 1 of each year; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Convertible Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day (with any additional accumulated dividends in connection with such additional Business Day(s) being recognized in the Dividend Period commencing on such Dividend Payment Date). “Dividend Payment Record Date” shall mean April 15 and October 15 of each year; provided that if any such Dividend Payment Record Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Record Date shall instead be the immediately succeeding Business Day. “Dividend Period” shall mean the period commencing on and including a Dividend Payment Date (or, in the case of the initial Dividend Period, the Initial Issue Date) and shall end on and include the day immediately preceding the next Dividend Payment Date. “DTC” has the meaning set forth in Section 7.3(a). “Event of Noncompliance” has the meaning set forth in Section 10. “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Acquirer” means any new or successor investment entity, fund or similar vehicle in circumstances in which the limited partners, investors or equivalent of investors in the investment entities, funds or similar vehicles affiliated with the AE Investor would, as a result of any transfer, receive proceeds in respect of the realization of such investment entities’, funds’ or similar vehicles’ direct or indirect investment in the Corporation. “Excluded Issuance” means the issuance of (a) shares of equity securities issued by the Corporation as a stock dividend payable in shares of equity securities, or upon any subdivision or split-up of the outstanding shares of capital stock; (b) the issuance of shares of equity securities (including upon the exercise of options) to purchase Common Stock to employees, officers, directors or consultants of the Corporation pursuant to any plan duly adopted for such purpose by a majority of the Board or a majority of the members of a committee of the Board established for such purpose, (c) securities issued upon the exercise or exchange of securities outstanding on the Initial Issue Date, provided that such securities have not been amended since the Initial Issue Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (d) securities, including options or warrants to purchase Common Stock, issued pursuant to acquisitions or strategic transactions approved by a majority of the Board and not for the primary purpose of raising capital, (e) securities, including options or warrants to purchase

6 Common Stock, issued pursuant to a joint venture, license or other strategic partnership or agreement where the Corporation’s securities comprise, in whole or in part, the consideration paid by the Corporation in such transaction, so long as such issuances are not for the primary purpose of raising capital, (f) shares of equity securities issued as consideration in connection with a “business combination” (as defined by the rules and regulations promulgated by the SEC) or as consideration in connection with bona fide acquisitions of securities or all or any material portion of the assets of another unaffiliated Person, business unit, division or business, (g) shares of a Subsidiary of the Corporation issued to the Corporation or a wholly-owned Subsidiary of the Corporation, (h) securities pursuant to any bona fide equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the Board and shares of equity securities issued to a third-party lender as additional yield or return (in the form of a customary “equity kicker”), (i) shares of equity securities issued to the public as part of an at-the-market (ATM) offering program; (j) securities issued for hedging transactions in connection with convertible or exchangeable bond transactions; (k) shares of Common Stock issued or issuable in connection with any settlement approved by the Board; (l) shares of Common Stock that are otherwise excluded by consent of the Holders of a majority of the Series A Convertible Preferred Stock; (m) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, marketing or other similar arrangements or strategic partnerships unanimously approved by the Board; (n) shares of Common Stock issued to suppliers of goods or services in connection with the provision of goods or services pursuant to transactions unanimously approved by the Board; and (o) the Series A Convertible Preferred Stock and in each case, any shares of Common Stock issued or issuable upon the conversion thereof. “Fundamental Change” shall be deemed to have occurred at the time after the Series A Convertible Preferred Stock is originally issued if any of the following occurs: (a) (x) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than the Corporation, the Corporation’s Wholly Owned Subsidiaries, the employee benefit plans of the Corporation and/or its Wholly Owned Subsidiaries, the AE Investor and/or its Affiliates (excluding their other portfolio companies (as such term is commonly understood in the private equity industry) and any Excluded Acquirer), or any “group” that includes the AE Investor or any such Affiliate that may be deemed to exist among the parties to the Investor Rights Agreement or any other bona fide voting, support or similar agreement solely by reason of their entry into such agreement or the performance of the terms thereof), has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock (it being understood that no such portfolio company shall be deemed to beneficially own shares of Common Stock solely by virtue of the fact that an individual that serves as a director, officer, manager, employee or advisor of such portfolio company (or other similarly situated dual-role individuals) exercises voting or dispositive power over such shares on behalf of another Person), or (y) the AE Investor or any Affiliates thereof or a “group” with the meaning of Section 13(d) of the Exchange Act that includes the AE Investor or any such Affiliate (excluding any “group” that may be deemed to exist among the parties to the Investor Rights Agreement or any other bona fide voting, support or similar agreement solely by reason of their entry into such agreement or the performance of the terms thereof) becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 70% of the voting power of the

7 Common Stock; provided that in calculating beneficial ownership for purposes of this clause (y), shares of Common Stock the beneficial ownership of which was initially acquired by the AE Investor or any such Affiliate pursuant to a bona fide equity financing shall be excluded from both the numerator and the denominator; provided further that transfers of Common Stock or Series A Preferred Stock between the Lead Investors or their Affiliates shall not be deemed a Fundamental Change in any case (unless such transfer is pursuant to a merger, consolidation, recapitalization or other business combination relating to the Company or its Subsidiaries or pursuant to a transaction approved by the Board); (b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Corporation’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b); or (c) the Common Stock (or other common stock underlying the Series A Convertible Preferred Stock) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors). “Fundamental Change Notice” has the meaning set forth in Section 9.2(a). “Fundamental Change Repurchase Date” has the meaning set forth in Section 9.2(b). “Fundamental Change Repurchase Offer” has the meaning set forth in Section 9.1. “Fundamental Change Repurchase Price” has the meaning set forth in Section 9.1. “General Corporation Law” has the meaning set forth in the Preamble. “Global Preferred Shares” has the meaning set forth in Section 15. “Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational. “Holder” means a holder of outstanding shares of Series A Convertible Preferred Stock. “Initial Issue Date” means October 28, 2022.

8 “Initial Value” means $1,000.00 per Share. “Investment Agreements” means the Lead Investor Investment Agreements and any Other Investor Investment Agreement. “Investor Rights Agreement” means the Investor Rights Agreement dated as of March 25, 2021 among Redwire Corporation, AE Red Holdings, LLC, Genesis Park Holdings and the other entities party thereto, as the same may be amended from time to time. “Investors” means the AE Investor, the Bain Investor and any Other Investor. “Issue Date” means, with respect to each share of Series A Convertible Preferred Stock, the date on which such share of Series A Convertible Preferred Stock was issued. “Junior Securities” means, collectively, the Common Stock, any other series of Preferred Stock, and each other class or series of Capital Stock now existing or hereafter authorized, classified, reclassified or otherwise created, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Convertible Preferred Stock as to dividend rights or rights on the distribution of assets on any Liquidation or redemption. “Laws” means all state or federal laws, common law, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations that have the force of law, Permits, decrees, or other similar requirements enacted, adopted, promulgated, or applied by any Governmental Authority. “Lead Investor” means each of the AE Investor and the Bain Investor. “Lead Investor Investment Agreements” means each of the AE Investment Agreement and the Bain Investment Agreement. “Liquidation” means any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. “Liquidation Preference” has the meaning set forth in Section 5.1. “Mandatory Conversion” has the meaning set forth in Section 8.1. “Mandatory Conversion Notice” has the meaning set forth in Section 8.2. “Mandatory Conversion Time” has the meaning set forth in Section 8.2. “Market Capitalization” means, as of any Trading Day, the product of (i) the Closing Price of the Common Stock on such Trading Day and (ii) the total number of shares of Common Stock outstanding as of such Trading Day. “Market Disruption Event” means, for the purposes of determining Daily VWAPs (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session

9 or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock. “Minimum Price” means $2.39, calculated in accordance with Section 312.04 of the New York Stock Exchange Listed Company Manual. “Nonpayment” has the meaning set forth in Section 6.3(a). “Nonpayment Remedy” has the meaning set forth in Section 6.3(c). “Notice of Conversion” has the meaning set forth in Section 7.3(a). “Options” has the meaning set forth in Section 7.6(i)(i). “Other Investor” means any investor, apart from the Lead Investor or any of the Lead Investors’ Affiliates or transferees, that is issued Series A Convertible Preferred Stock pursuant to Section 6.4(a)(iii). “Other Investor Investment Agreement” means any investment agreement related to the Series A Convertible Preferred Stock, substantially in the same form as the Lead Investor Investment Agreements, entered into with an Other Investor. “Parity Securities” means any class or series of Capital Stock hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of the Investment Agreements and this Certificate of Designation the terms of which expressly provide that such class or series ranks pari passu with the Series A Convertible Preferred Stock as to dividend rights or rights on the distribution of assets upon Liquidation or redemption, and includes the Series A Convertible Preferred Stock authorized and created in compliance with the terms of the Investment Agreements and this Certificate of Designation. “Participating Dividend” has the meaning set forth in Section 7.6(h). “Permits” means all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities. “Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority. “PIK Annual Rate” means 15% per annum; provided that, notwithstanding anything to the contrary set forth herein, the amount of dividends accrued in excess of 15% per annum at the PIK Annual Rate shall, unless otherwise consented to by the Required Holders, be payable only in cash. The PIK Annual Rate shall be subject to change as set forth in Section 10. “PIK Dividend” has the meaning set forth in Section 4.2.

10 “Preferred Stock” has the meaning set forth in the Recitals. “Preferred Stock Directors” has the meaning set forth in Section 6.3(a). “Protective Payment Obligations” has the meaning set forth in Section 9.3. “Qualifying Dilutive Issuance” has the meaning set forth in Section 7.6(i)(i). “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, by statute, by contract or otherwise). “Reference Property” has the meaning set forth in Section 7.6(f). “Register” means the securities register maintained in respect of the Series A Convertible Preferred Stock by the Corporation, or, to the extent the Corporation has engaged a transfer agent, the Transfer Agent. “Reorganization Event” has the meaning set forth in Section 7.6(f). “Required Holders” means all of (a) Bain Investor (as long as the Bain Investor continues to beneficially own at least 25% of the aggregate number of shares of Series A Convertible Preferred Stock originally issued to the Bain Investor),(b) the AE Investor (as long as the AE Investor continues to beneficially own at least 25% of the aggregate number of shares of Series A Convertible Preferred Stock originally issued to the AE Investor) and (c) in the event the Bain Investor does not constitute a Required Holder pursuant to clause (a) and the AE Investor does not constitute a Required Holder pursuant to clause (b), the Holders of a majority of the issued and outstanding shares of Series A Convertible Preferred Stock. “Requisite Stockholder Approval” means the stockholder approvals contemplated by Rules 312.03(b) and (c) of The New York Stock Exchange Listed Company Manual with respect to (a) the issuance of Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock below the Minimum Price to the extent permissible under this Certificate of Designation and Section 312.03 of the NYSE Listing Company Manual, (b) voting rights of the Series A Convertible Preferred Stock in excess of the limitations imposed by such rules (except as otherwise provided in Section 6.2 below) and (c) the issuance of shares of Common Stock upon conversion of the Series A Convertible Preferred Stock in excess of the limitations imposed by such rules. “Rule 144” means Rule 144 as promulgated under the Securities Act. “Rule 144A” means Rule 144A as promulgated under the Securities Act.

11 “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Senior Securities” means any class or series of Capital Stock hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of the Investment Agreements and this Certificate of Designation the terms of which expressly provide that such class or series ranks senior to the Series A Convertible Preferred Stock or otherwise has preference or priority over the Series A Convertible Preferred Stock as to dividend rights or rights on the distribution of assets on any Liquidation or redemption. “Series A Convertible Preferred Stock” has the meaning set forth in Section 1. “Share Delivery Date” has the meaning set forth in Section 7.3(a). “Shares” and “Share” have the meaning set forth in Section 1. “Spin-Off” has the meaning set forth in Section 7.6(c). “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. “Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Closing Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further, that for purposes of determining Daily VWAPs only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading,

12 except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day. “Transfer Agent” means such agent or agents of the Corporation as may be designated by the Board or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series A Convertible Preferred Stock or, if the Corporation is serving as its own transfer agent, the Corporation. “Trigger Event” has the meaning set forth in Section 7.6(c). “Valuation Period” has the meaning set forth in Section 7.6(c). “Voting Cap” means, at any time, a number of votes per Share equal to the Conversion Share Cap as of such time. “Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”. 3. Rank. With respect to dividend rights and/or rights on the distribution of assets upon Liquidation, all shares of the Series A Convertible Preferred Stock shall rank (i) senior to all Junior Securities, (ii) pari passu with any Series A Convertible Preferred Stock or Parity Securities in issue from time to time and (iii) junior to Senior Securities. 4. Dividends. 4.1 Dividend Rate on Series A Convertible Preferred Stock. For each share of Series A Convertible Preferred Stock, from the Issue Date with respect to such share, cumulative dividends shall accrue on the Initial Value of each share of Series A Convertible Preferred Stock at the applicable Cash Annual Rate or PIK Annual Rate, as determined and paid in the manner described in this Section 4.1 and Section 4.2. Dividends on each share of Series A Convertible Preferred Stock shall accrue daily from and after the applicable Issue Date of such share but shall compound on a semi-annual basis, to the extent not paid, on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed), whether or not earned or declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends. Dividends that are payable on the Series A Convertible Preferred Stock on any Dividend Payment Date shall be payable to Holders as they appear on the Register on the applicable Dividend Payment Record Date. Dividends on the Series A Convertible Preferred Stock in respect of any Dividend Period shall be payable in arrears and shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months. When the calculation of accrued and unpaid dividends is necessary in respect of any uncompleted Dividend Period for which the Corporation has not made an election (or a deemed election) with respect to the method of payment of such dividends, the unpaid dividend with respect thereto shall be computed at the PIK Annual Rate; provided that for any Dividend Period following the seven (7) year and six month anniversary of the Initial Issue Date, such unpaid dividend shall be computed at the Cash Annual Rate.

13 4.2 Payment of Dividends. Dividends shall be payable in the form of solely cash, if, as and when (a) declared by the Board or any duly authorized committee thereof and (b) to the extent funds are legally available for the payment thereof; provided that from and after the seven (7) year and six (6) month anniversary of the Initial Issue Date, the Corporation shall, with respect to each Dividend Payment Date, declare and pay the relevant dividends out of funds legally available therefor, unless prohibited by applicable law. Subject to the proviso in the preceding sentence, following receipt of the Requisite Stockholder Approval, dividends shall be paid in the form of, in the Corporation’s sole discretion, (i) solely cash or (ii) to the extent not declared and paid solely in cash, solely by issuance to the Holders of additional shares of Series A Convertible Preferred Stock (“PIK Dividend”); provided that all dividends shall be paid in the form of solely cash with respect to each Dividend Period ending on or after the seven (7) year and six (6) month anniversary of the Initial Issue Date. In the case of clause (i), dividends for the applicable Dividend Period shall be deemed to have accumulated on the Accrued Value at the applicable Cash Annual Rate and, in the case of clause (ii) dividends for the applicable Dividend Period shall be deemed to have accumulated on the Accrued Value at the applicable PIK Annual Rate. The election of the Corporation to pay a dividend in cash or as a PIK Dividend on a Dividend Payment Date shall be made by irrevocable notice to the Holders on or prior to the Dividend Payment Record Date with respect to such Dividend Payment Date. To the extent that the Corporation does not elect to pay a dividend in cash or as a PIK Dividend on or prior to the Dividend Payment Record Date with respect to a Dividend Payment Date occurring on or prior to the seven (7) year and six (6) month anniversary of the Initial Issue Date, or to the extent any dividend elected to be paid in cash in respect of a Dividend Payment Date occurring on or prior to the seven (7) year and six (6) month anniversary of the Initial Issue Date is not paid on a Dividend Payment Date, the Corporation shall be deemed to have elected to pay such dividend with respect to such Dividend Payment Date solely as a PIK Dividend. The number of shares of Series A Convertible Preferred Stock payable as a PIK Dividend shall be determined by dividing the amount of the dividend payable by the Initial Value, and multiplying the resulting quotient by the number of outstanding shares of Series A Convertible Preferred Stock held by a Holder on the Dividend Payment Record Date. For the avoidance of doubt, the shares of Series A Convertible Preferred Stock paid as a PIK Dividend shall have an initial value equal to the Initial Value and shall accrue and accumulate dividends only from the applicable Issue Date of such shares so paid as a PIK Dividend. If the payment of a PIK Dividend entitles a Holder to a fractional share of Series A Convertible Preferred Stock, the Corporation may at its option either pay such amount in such a fractional share or pay the Holder cash in lieu thereof (determined by multiplying such fraction by the Initial Value). Shares of Series A Convertible Preferred Stock paid as a PIK Dividend shall be fully paid and non-assessable shares of Capital Stock of the Corporation. 4.3 Conversion Prior to or Following a Record Date. If the Conversion Date for any Shares is prior to the close of business on a Dividend Payment Record Date, the Holder shall not be entitled to any cash dividend in respect of such Dividend Payment Record Date. If the Conversion Date for any Shares is after the close of business on a Dividend Payment Record Date but prior to the corresponding Dividend Payment Date for which the Corporation has elected to pay such dividend in cash, or after the close of business on the Record Date for a Participating Dividend but prior to the corresponding payment date for such Participating Dividend, the Holder as of the applicable Dividend Payment Record Date or Record Date, as the case may be, shall be

14 entitled to receive such dividend, notwithstanding the conversion of such Shares prior to the applicable Dividend Payment Date or date for payment of such Participating Dividend, as the case may be. 4.4 No other dividends. Shares of Series A Convertible Preferred Stock shall entitle the Holders thereof only to the dividends expressly provided for herein. 4.5 Parity Securities. So long as any share of the Series A Convertible Preferred Stock remains outstanding, no Parity Securities shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accrued and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of additional Series A Convertible Preferred Stock (if applicable) have been set apart for the payment of such dividends upon, all outstanding shares of Series A Convertible Preferred Stock, provided that the preceding does not apply to purchases pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Convertible Preferred Stock and Parity Securities, an exchange for or conversion or reclassification into other Parity Securities or with proceeds of a substantially contemporaneous sale of Parity Securities. When dividends on shares of Series A Convertible Preferred Stock have not been paid in full on any Dividend Payment Date or declared and a sum or number of shares of Series A Convertible Preferred Stock sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Dividend Payment Record Date, no dividends may be declared or paid on any Parity Securities unless dividends are declared on the Series A Convertible Preferred Stock such that the respective amounts of such dividends declared on the Series A Convertible Preferred Stock and each such other class or series of Parity Securities shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Series A Convertible Preferred Stock and such class or series of Parity Securities (subject to their having been declared by the Board (or an authorized committee thereof) out of legally available funds) bear to each other, in proportion to their respective liquidation preferences at the time of declaration; provided that any unpaid dividends on the Series A Convertible Preferred Stock will continue to accrue and accumulate. 5. Liquidation. 5.1 Liquidation. Upon any Liquidation, each Holder shall be entitled to be paid, with respect to each share of Series A Convertible Preferred Stock by reason of such Holder’s ownership thereof, out of the assets of the Corporation available for distribution to its stockholders, pari passu with the holders of any Parity Securities, but before any distribution or payment out of the assets of the Corporation shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the greater of (a) the greater of (i) two times the Initial Value and (ii) the Accrued Value of such share of Series A Convertible Preferred Stock as of the date of such Liquidation and (b) the amount that such Holder would have received with respect to such share of Series A Convertible Preferred Stock based on its Accrued Value if all shares of Series A Convertible Preferred Stock had been converted at their Accrued Value (regardless of whether they were actually converted and without regard to any limitations on convertibility or as to whether sufficient shares of Common Stock are available out of the Corporation’s authorized but unissued stock for the purpose of effecting such conversion) into

15 shares of Common Stock on the Business Day immediately prior to the Liquidation (the greater of (a) and (b), the “Liquidation Preference”). 5.2 Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a Liquidation, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Corporation into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Corporation be deemed to be a Liquidation. 5.3 Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to the Holders and any other Parity Securities shall be insufficient to pay the Holders and any other Parity Securities the full preferential amount to which they are entitled under Section 5.1, (a) the Holders and any other Parity Securities shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts that would otherwise be payable in respect of the shares of Series A Convertible Preferred Stock and any other Parity Securities in the aggregate upon such Liquidation if all amounts payable on or with respect to such shares of Series A Convertible Preferred Stock and any other Parity Securities were paid in full, and (b) the Corporation shall not make or agree to make, or set aside for the benefit of the holders of Junior Securities, any payments to the holders of Junior Securities. 5.4 Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each Holder written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each Holder of such material change. 5.5 General. After the payment to any Holder of the full amount of the Liquidation Preference for each of such Holder’s shares of Series A Convertible Preferred Stock, such Holder shall have no right or claim to any of the remaining assets of the Corporation. The Corporation shall not be required to set aside funds to protect the Liquidation Preference of the Series A Convertible Preferred Stock. 6. Voting. 6.1 General. Except as otherwise provided herein or by applicable Law or the rules of any stock exchange on which the Corporation’s securities are listed, on any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation and on which matter holders of the Common Stock shall be entitled to vote, each Holder shall be entitled to the number of votes equal to the number of whole shares of Common Stock (rounded to the nearest whole share) into which the aggregate shares of

16 Series A Convertible Preferred Stock held by such Holder are convertible on the record date for determining shareholders entitled to vote on such matter (as adjusted from time to time after the applicable Issue Date pursuant to Section 7, but without regard as to whether sufficient shares of Common Stock are available out of the Corporation’s authorized but unissued stock for the purpose of effecting the conversion of the Series A Convertible Preferred Stock). Holders shall be entitled to notice of any meeting of shareholders and, except as otherwise provided herein or otherwise required by Law, to vote together as a single class with the holders of Common Stock and any other class or series of stock entitled to vote thereon. For the avoidance of doubt, the voting power of the Holders of Series A Preferred Stock is subject to Section 6.2. 6.2 Voting Limitations. Notwithstanding the foregoing, (a) prior to receipt of the Requisite Stockholder Approval, each share of Series A Convertible Preferred Stock shall not be entitled to a number of votes per share of Series A Convertible Preferred Stock pursuant to Section 6.1 in excess of the Voting Cap and (b) whether or not the Corporation has received the Requisite Stockholder Approval, to the extent any adjustment pursuant to Sections 7.6(a), (b), (c), (d), (e) or (i) (other than in the case of a share split or share dividend) results in the Conversion Price being less than the Minimum Price, each share of Series A Convertible Preferred Stock shall be entitled to a number of votes per share of Series A Convertible Preferred Stock equal to the Accrued Value of such share on the applicable record date divided by the Minimum Price, provided that if any subsequent adjustment pursuant to Sections 7.6(a), (b), (c), (d), (e) or (i) (other than in the case of a share combination) results in the Conversion Price being greater than the Minimum Price, each share of Series A Convertible Preferred Stock shall be entitled to a number of votes per share of Series A Convertible Preferred Stock equal to the Accrued Value of such share on the applicable record date divided by the Conversion Price. 6.3 Right to Elect Two Directors Upon Nonpayment. (a) Whenever dividends on any shares of Series A Convertible Preferred Stock have not been declared and paid for the equivalent of three (3) or more Dividend Periods ending after the seven (7) year and six (6) month anniversary of the Initial Issue Date, whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders shall be entitled at the Corporation’s next special or annual meeting of stockholders to vote for the election of a total of two (2) additional members of the Board (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that the Board shall at no time include more than two (2) Preferred Stock Directors and such directors may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. In the event of a Nonpayment, the number of directors then constituting the Board shall be increased by two (2), and the new directors shall be elected at an annual or special meeting of stockholders called by the Board, subject to its fiduciary duties, at the request of the holders of record of at least 20% of the shares of Series A Convertible Preferred Stock (provided that if such request is not received at least ninety (90) calendar days before the date fixed for the next annual or special meeting of the stockholders, such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the Holders continue to have such voting rights. Whether a plurality, majority or other portion of the Series A

17 Convertible Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series A Convertible Preferred Stock voted. (b) Any request to call a meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series A Convertible Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 12, or as may otherwise be required by law. (c) If and when all accumulated and unpaid dividends on the Series A Convertible Preferred Stock have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately, and without any further action by the Corporation, be divested of the voting rights described in this Section 6.3, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the number of directors on the Board shall automatically decrease by two (2). (d) Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Convertible Preferred Stock when they have the voting rights described in this Section 6.3. In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed, or, if none remains in office (or the vacancy was created as a result of such Preferred Stock Director being removed), by a vote of the holders of record of a majority of the outstanding shares of the Series A Convertible Preferred Stock when they have the voting rights described in this Section 6.3; provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of Holders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at an annual or special meeting of stockholders of the Corporation, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided that if such request is not received at least ninety (90) calendar days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, such election shall be held at such next annual or special meeting of stockholders of the Corporation). Each Preferred Stock Director elected at any annual or special meeting of stockholders of the Corporation or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders of the Corporation if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as provided above.

18 6.4 Series A Convertible Preferred Stock Protective Provisions. (a) As long as either Lead Investor beneficially owns at least 25% of the aggregate number of shares of the Series A Convertible Preferred Stock that it was originally issued, the Corporation shall not, and shall not permit any Subsidiary to, directly or indirectly (whether by amending the certificate of incorporation of the Corporation (including this Certificate of Designation) or any such Subsidiary, or by reclassification, merger, consolidation, reorganization, recapitalization or otherwise) do any of the following without (in addition to any other vote required by applicable Law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class: (i) create or authorize the creation of (including by increasing the authorized amount of) or issue any Senior Securities or Parity Securities or any securities convertible into or exercisable or exchangeable for any Senior Security or Parity Security, or amend or alter the Certificate of Incorporation to increase the number of authorized shares of Series A Convertible Preferred Stock except to authorize, create and/or issue Series A Convertible Preferred Stock as PIK Dividends or to the Bain Investor, pursuant to the Bain Investment Agreement, or to an Other Investor pursuant to Section 6.4(a)(iii); (ii) reclassify or modify any existing class or series of equity securities in a manner that would result in such class or series of equity securities being Senior Securities or Parity Securities; (iii) issue any shares of Series A Convertible Preferred Stock in excess of 10% of the number of shares of Series A Convertible Preferred Stock initially purchased pursuant to the Lead Investor Investment Agreements, other than pursuant to a PIK Dividend or to the Bain Investor pursuant to the Bain Investment Agreement; (iv) decrease the number of authorized shares of Series A Convertible Preferred Stock (except for such decreases as permitted by Sections 7.3(a) or 8.2 hereunder); (v) alter, change or amend the terms, rights, preferences or privileges of the Series A Convertible Preferred Stock in any manner; (vi) amend, waive, alter or repeal any provision of its certificate of incorporation, bylaws or comparable organizational documents in a manner that would adversely affect the Series A Convertible Preferred Stock or the rights, preferences or privileges of the Series A Convertible Preferred Stock; (vii) declare or pay a dividend or distribute cash or property through dividends or other distributions in respect of any Junior Securities (other than dividends or distributions on Junior Securities payable solely in such Junior Securities or other Junior Securities);

19 (viii) redeem, purchase or otherwise acquire any Junior Securities (or pay into or set aside a sinking fund for such purpose), except for the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation pursuant to agreements and incentive plans under which the Corporation has the right to repurchase such shares at cost upon the occurrence of certain events, such as the termination of services; (ix) create or hold Capital Stock in any Subsidiary that is not a Wholly Owned Subsidiary (except that the Company and/or its Subsidiaries may hold Capital Stock (x) of any Subsidiary that is not a Wholly Owned Subsidiary which Capital Stock was created and/or held by the Corporation or any Subsidiary prior to the date of this Certificate of Designation or (y) of any Subsidiary that is not a Wholly Owned Subsidiary pursuant to the Acquisition (as defined in each of the Lead Investor Investment Agreements)) or dispose of any Subsidiary Capital Stock or all or substantially all of any Subsidiary’s assets; or (x) commence any voluntary liquidation, bankruptcy, dissolution, recapitalization, reorganization or assignment to their creditors. 7. Conversion. The Holders shall have conversion rights as follows (the “Conversion Rights”): 7.1 Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the respective Holder, at any time and from time to time after the Initial Issue Date, and without the payment of additional consideration by the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the applicable Accrued Value as of the Conversion Date (provided that, for such purpose, the Accrued Value shall not include any accumulated and unpaid dividends as of such Conversion Date if such Conversion Date is after a Dividend Payment Record Date and on or prior to the last day of the relevant Dividend Period for which the Corporation has elected to pay such dividend in cash) by (ii) the applicable Conversion Price in effect as of the Conversion Date. The “Conversion Price” shall initially be equal to $3.05. The rate at which shares of Series A Convertible Preferred Stock may be converted into shares of Common Stock shall be subject to adjustment as provided in this Section 7. In the event any shares of Series A Convertible Preferred Stock are to be repurchased by the Corporation pursuant to Section 9.1, the Conversion Rights of the shares designated for repurchase shall terminate at the close of business on the Fundamental Change Repurchase Date, unless the applicable Fundamental Change Repurchase Price is not paid in full on such date (including by way of deposit of funds in trust pursuant to Section 9.4), in which case the Conversion Rights for such shares shall continue until such price is paid in full. 7.2 Fractional Shares. The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series A Convertible Preferred Stock and in the event that any conversion of the shares of Series A Convertible Preferred Stock would result in the issuance of a fractional share, the number of shares of Common Stock issued or issuable to such Holder shall be rounded up to the nearest whole share of Common Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of

20 Series A Convertible Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to such Holder upon such conversion. 7.3 Procedures for Conversion; Effect of Conversion. (a) Procedures for Holder Conversion. Holders shall effect conversions by providing the Corporation with a written notice of conversion (a “Notice of Conversion”) delivered in accordance with Section 12 on any Business Day (such Business Day, the “Conversion Date”). Each Notice of Conversion shall specify the number of shares of Series A Convertible Preferred Stock to be converted. The shares of Common Stock shall be deemed to have been issued, and the Holder or any other Person so designated to be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the Conversion Date (prior to the close of business on the Conversion Date, the Common Stock issuable upon conversion of Series A Convertible Preferred Stock shall not be outstanding, or deemed to be outstanding, for any purpose and Holders shall have no rights, powers, preferences or privileges with respect to such Common Stock by virtue of holding Series A Convertible Preferred Stock). To effect conversions of shares of Series A Convertible Preferred Stock in certificated form, a Holder shall not be required to surrender the certificate(s) representing the shares of Series A Convertible Preferred Stock to the Corporation unless all of the shares of Series A Convertible Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Convertible Preferred Stock promptly following the Conversion Date at issue. Conversions of less than the total amount of shares of Series A Convertible Preferred Stock represented by a certificate held by the Holder will have the effect of lowering the outstanding number of shares of Series A Convertible Preferred Stock held by such Holder by an amount equal to the number of such shares so converted, as if the original stock certificate(s) were cancelled and one or more new stock certificates evidencing the new number of shares of the Series A Convertible Preferred Stock were issued; provided, however, that in such cases the Holder may request that the Corporation deliver to the Holder a certificate representing such non-converted shares of Series A Convertible Preferred Stock; provided, further, that the failure of the Corporation to deliver such new certificate shall not affect the rights of the Holder to submit a further Notice of Conversion with respect to such Series A Convertible Preferred Stock and, in any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Notice of Conversion. To effect the conversion of shares of any Series A Convertible Preferred Stock held in book-entry form, Holders must comply with the applicable procedures established from time to time by The Depository Trust Company (“DTC”) and the Transfer Agent. Not later than 10:00 am (New York City time) on the second Trading Day after each Conversion Date if shares are to be delivered in book-entry form or within five (5) Business Days otherwise (or, if later, the Trading Day after the Holder has paid in full any applicable transfer taxes and duties) (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered (through the facilities of DTC and the Transfer Agent or in certificated form, as applicable), to the converting Holder the number of shares of Common Stock being acquired upon the conversion of the Series A Convertible Preferred Stock. If, in the case of any Notice of Conversion, such shares of Common Stock are not delivered to the applicable Holder or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation in accordance with Section 12 at any time on or before its receipt of such shares of Common Stock, to rescind such conversion, in which event the Corporation shall promptly return to the Holder any original Series A Convertible Preferred Stock

21 certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the shares of Common Stock issued to such Holder pursuant to the rescinded Notice of Conversion. The issuance of any shares of Common Stock (x) in respect of a Conversion Date occurring following the six month anniversary of the Initial Issue Date at a time when the Corporation satisfies the requirements of Rule 144(c)(1) under the Securities Act or (y) at a time when an effective registration statement under the Securities Act is available for the Holder to sell such shares of Common Stock, in each case, shall be made through the facilities of DTC and bear an unrestricted CUSIP. (b) All shares of Series A Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the time of conversion, except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor and payment of dividends declared but unpaid on the Series A Convertible Preferred Stock (to the extent the amount of any such cash dividends shall not then be reflected in the applicable Accrued Value). Any shares of Series A Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued as shares of such series, and the Corporation (without the need for shareholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the Series A Convertible Preferred Stock accordingly and restore such shares to the status of authorized but unissued shares of Preferred Stock. 7.4 Limitation on Conversion Rights. (a) Ownership Limitation. Notwithstanding anything to the contrary in this Certificate of Designation, no shares of Common Stock will be issued or delivered upon any proposed conversion of any Series A Convertible Preferred Stock of any Holder thereof, and no Series A Convertible Preferred Stock of any Holder thereof will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would cause such Holder to become, directly or indirectly, a Beneficial Owner of a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For purposes of this Section 7.4 only, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to beneficially own any shares Common Stock that such Person or any of such person’s affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any Common Stock beneficially owned by any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. Subject to the following proviso, for purposes of this Section 7.4 only, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder as in effect on the date hereof; provided that the number of shares of Common Stock beneficially owned by such Person and its Affiliates and associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act shall include the number of shares of Common Stock issuable upon exercise or conversion of any of the Corporation’s securities or rights to acquire the Common Stock, whether or not such securities or rights are currently exercisable or convertible or are exercisable or convertible only after the passage of time (including the number of shares of

22 Common Stock issuable upon conversion of the Series A Convertible Preferred Stock in respect of which the beneficial ownership determination is being made), but shall exclude the number of shares of Common Stock that would be issuable upon (A) conversion of the remaining, unconverted portion of any Series A Convertible Preferred Stock beneficially owned by such Person or any of its Affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act and (B) exercise or conversion of the unexercised or unconverted portion of any of the Corporation’s other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its Affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the term “Beneficial Owner” as used in this Section 7.4 shall not include (i) with respect to any Global Preferred Share, the nominee of the depositary for such Global Preferred Share or any Person having an account with such depositary or its nominee or (ii) with respect to any certificated Share, the Holder of such certificated Share unless, in each case, such nominee, account holder or Holder shall also be a Beneficial Owner of such Share. (b) Conversions Void. Any purported conversion (and delivery of shares of Common Stock upon conversion of the Series A Convertible Preferred Stock) will be void and have no effect to the extent, but only to the extent, that such conversion and delivery would result in any Holder becoming the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Beneficial Ownership Limitation. For the avoidance of doubt, a Holder or the Corporation, as the case may be, may effect a conversion up to the Beneficial Ownership Limitation, subject to the other requirements of this Certificate of Designation applicable to such conversion. (c) Proceeds on Conversion. Except as otherwise provided herein, if any consideration otherwise due upon the proposed conversion of any shares of Series A Convertible Preferred Stock pursuant to a conversion is not delivered as a result of the Beneficial Ownership Limitation, then the Corporation’s obligation to deliver such consideration will not be extinguished, and the Corporation will deliver such consideration (and the relevant shares of Series A Convertible Preferred Stock shall be deemed converted) as soon as reasonably practicable after the Holder provides written evidence satisfactory to the Corporation that such delivery will not cause such Holder’s Beneficial Ownership to exceed the Beneficial Ownership Limitation. A Holder will provide such evidence as soon as reasonably practicable after its Beneficial Ownership is such that additional shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock may be delivered without causing such Holder’s Beneficial Ownership to exceed the Beneficial Ownership Limitation. Upon delivery of such evidence, the provisions under Section 7.3 or Section 8, as the case may be, shall apply to the shares of Common Stock to be delivered as a result of the delivery of such evidence. For the avoidance of doubt, until consideration due upon the conversion of any shares of Series A Convertible Preferred Stock is delivered, such Shares shall be deemed not to have been converted, dividends shall continue to accrue and accumulate thereon and consideration ultimately paid out in respect thereof shall take into account such accrued and accumulated dividends. (d) Requisite Stockholder Approval. Notwithstanding anything to the contrary herein, unless and until the Corporation receives the Requisite Stockholder Approval, the number

23 of shares of Common Stock deliverable upon conversion of each share of Series A Convertible Preferred Stock shall not exceed the Conversion Share Cap, and the Corporation shall pay, out of funds legally available therefor, cash in lieu of delivering any shares of Common Stock otherwise deliverable upon conversions in excess of the Conversion Share Cap based on the Daily VWAP on the relevant Conversion Date in respect of which, in lieu of delivering shares of Common Stock, the Corporation pays cash pursuant to this Section 7.4(d). If the Corporation receives the Requisite Stockholder Approval on any day, the Corporation shall notify the Holders on such day, and shall promptly disclose the same in a Form 8-K. Following the Corporation’s receipt of the Requisite Stockholder Approval, the number of shares of Common Stock deliverable upon conversion of each share of Series A Convertible Preferred Stock shall not be subject to the Conversion Share CapReservation of Stock. The Corporation shall, at all times when any shares of Series A Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued shares of Capital Stock, solely for the purpose of issuance upon the conversion of the Series A Convertible Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Convertible Preferred Stock pursuant to this Certificate of Designation, taking into account any adjustment to such number of shares so issuable in accordance with Section 7.6 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable Law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its Capital Stock in any manner which would prevent the timely conversion of the shares of Series A Convertible Preferred StockNo Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Certificate of Designation shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Certificate of Designation. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. 7.6 Adjustment to Conversion Price and Number of Conversion Shares. The Conversion Price shall be adjusted from time to time by the Corporation if any of the following events occurs, except that (i) the Corporation shall not make any adjustments to the Conversion Price if Holders of the Series A Convertible Preferred Stock participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Series A Convertible Preferred Stock, in any of the transactions described in Sections 7.6(a), (b), (c), (d) or (e), without having to convert their Series A Convertible Preferred Stock, as if they held a number of shares of Common Stock equal to the number of shares of Common Stock into which the number of Shares held by such Holder are then convertible pursuant to Section 7.1 (without regard to any limitations on conversion) and (ii) without limitation of the preceding clause (i),

24 prior to the time the Corporation receives the Requisite Stockholder Approval, to the extent any adjustment pursuant to Sections 7.6(a), (b), (c), (d), (e) or (i) (other than in the case of a share split or share dividend) would otherwise result in the Conversion Price being less than the Minimum Price, then, unless and until any subsequent adjustment pursuant to Sections 7.6(a), (b), (c), (d), (e) or (i) (other than in the case of a share combination) results in the Conversion Price being greater than the Minimum Price, the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible shall be determined pursuant to Section 7.1 by treating the Minimum Price as the Conversion Price. (a) Subdivisions, Combinations and Stock Dividends. If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Corporation effects a share split or share combination, the Conversion Price shall be adjusted based on the following formula: CP’ = CP0 × OS0 OS’ where, CP0 = the Conversion Price in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable; CP’ = the Conversion Price in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination. Any adjustment made under this Section 7.6(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7.6(a) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. (b) Rights Offerings. If the Corporation issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 7.6(c) shall apply) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that

25 is less than the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Price shall be decreased based on the following formula: CP’ = CP0 × OS0 + Y OS0 + X where, CP0 = the Conversion Price in effect immediately prior to the close of business on the Record Date for such issuance; CP’ = the Conversion Price in effect immediately after the close of business on such Record Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants. Any decrease made under this Section 7.6(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the decrease with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For purposes of this Section 7.6(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

26 (c) Distributed Property; Spin-Offs. If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 7.6(a) or Section 7.6(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 7.6(d) shall apply, (iii) Spin- Offs as to which the provisions set forth below in this Section 7.6(c) shall apply, and (iv) except as otherwise described in Section 7.6(g), rights issued or otherwise distributed pursuant to a stockholder rights plan (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Price shall be decreased based on the following formula: CP’ = CP0 × SP0 − FMV SP0 where, CP0 = the Conversion Price in effect immediately prior to the close of business on the Record Date for such distribution; CP’ = the Conversion Price in effect immediately after the close of business on such Record Date; SP0 = the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined by the Board) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution. Any decrease made under the portion of this Section 7.6(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each Holder of a Share shall receive, in respect of each such Share, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock that such Share would have been convertible into at the Conversion Price in effect on the Ex-Dividend Date for the distribution. If the Board determines the “FMV” (as defined above) of any distribution for purposes of this Section 7.6(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

27 With respect to an adjustment pursuant to this Section 7.6(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula: CP’ = CP0 × MP0 FMV0 + MP0 where, CP0 = the Conversion Price in effect immediately prior to the end of the Valuation Period; CP’ = the Conversion Price in effect immediately after the end of the Valuation Period; FMV0 = the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Closing Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and MP0 = the average of the Closing Prices of the Common Stock over the Valuation Period. The decrease to the Conversion Price under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Series A Convertible Preferred Stock, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Price. For purposes of this Section 7.6(c) (and subject in all respect to Section 7.6(g)), rights, options or warrants distributed by the Corporation to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.6(c) (and no adjustment to the Conversion Price under this Section 7.6(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 7.6(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case

28 the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7.6(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Price shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Price shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. (d) Cash Dividends. If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Price shall be adjusted based on the following formula: CP’ = CP0 × SP0 − C SP0 where, CP0 = the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution; CP’ = the Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution; SP0 = the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and C = the amount in cash per share the Corporation distributes to all or substantially all holders of the Common Stock. Any decrease pursuant to this Section 7.6(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Price shall be increased, effective as of the date the Board determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Share shall receive, in respect of each such Share, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock that such

29 Share would have been convertible into at the Conversion Price in effect on the Ex-Dividend Date for the distribution. (e) Tender and Exchange Offers. If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock (determined as of the expiration time of such offer by the Board of the Corporation) exceeds the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Price shall be decreased based on the following formula: CP’ = CP0 × OS0 × SP’ AC + SP’ × OS’ where, CP0 = the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; CP’ = the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; AC = the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); OS’ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and SP’ = the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires. The decrease to the Conversion Price under this Section 7.6(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Series A Convertible Preferred Stock, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the

30 expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Price. (f) Adjustment for Reorganization Events. If there shall occur any reclassification, recapitalization or change of shares of Common Stock (other than an event resulting from a subdivision or combination), any statutory exchange involving the Corporation, any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or any consolidation, merger, conversion, combination or reorganization of the Corporation with or into in any other entity, in each case, as a result of which the Common Stock is converted into or exchanged for securities, cash or other property (a “Reorganization Event”), then following any such Reorganization Event, each share of Series A Convertible Preferred Stock shall remain outstanding and be convertible into the number, kind and amount of securities, cash or other property which a Holder would have received in such Reorganization Event had such Holder converted its shares of Series A Convertible Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of such Reorganization Event (the “Reference Property”); and, in such case, appropriate adjustment shall be made in the application of the provisions set forth in this Section 7.6 with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth in this Section 7.6 (including provisions with respect to changes in and other adjustments of the Conversion Price) and Section 9 shall thereafter be applicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock. The Corporation (or any successor thereto) shall, no less than twenty (20) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that each share of Series A Convertible Preferred Stock will be convertible into under this Section 7.6(f). Failure to deliver such notice shall not affect the operation of this Section 7.6(f). The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Series A Convertible Preferred Stock in a manner that is consistent with and gives effect to this Section 7.6(f) and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Convertible Preferred Stock into the Reference Property and the assumption by such Person of the obligations of the Corporation under this Certificate of Designation. If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then for the purposes of this Section 7.6(f), the Reference Property into which the Series A Convertible Preferred Stock shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration per share actually received by holders of Common Stock. The Corporation shall notify holders and the Transfer Agent of the weighted average as soon as practicable after such determination is made.

31 (g) Stockholder Rights Plans. If the Corporation has a stockholder rights plan in effect upon conversion of the Series A Convertible Preferred Stock, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Series A Convertible Preferred Stock, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Price shall be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 7.6(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. (h) Participating Dividends. Without limitation of Section 6.4, in the event the Corporation shall make or issue, or, if earlier, fix a Record Date for the determination of holders of Common Stock entitled to receive, a dividend or distribution of cash or property (other than Common Stock) the Corporation shall simultaneously declare and pay a dividend in cash or such other property on the Series A Convertible Preferred Stock (each, a “Participating Dividend”) on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Series A Convertible Preferred Stock then outstanding had been converted pursuant to Section 7 (without regard to any limitations on conversion) as of immediately prior to the Record Date of the applicable dividend (or if no Record Date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined). (i) Issuances Below Conversion Price. (i) If the Corporation shall issue (or shall be deemed to have issued as hereafter provided, which deemed issuance is also referred to herein as an “issuance”), at any time following the Corporation’s receipt of the Requisite Stockholder Approval, other than as a result of an event or transaction described in the preceding provisions of this Section 7.6, any additional shares of Common Stock (other than as the result of an Excluded Issuance) (“Additional Stock”) without consideration or for consideration per share less than half of the Conversion Price in effect immediately prior to the issuance of such Additional Stock, (a “Qualifying Dilutive Issuance”), the Conversion Price shall (except as otherwise provided in this Section 7.6(i)) be adjusted to a price determined by multiplying the Conversion Price immediately prior to such Qualifying Dilutive Issuance by a fraction, the numerator of which is equal to the sum of (w) the total number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options or warrants (“Options”) or other rights outstanding immediately prior to such issue or upon conversion or exchange of convertible or exchangeable securities (including the Series A Convertible Preferred Stock) outstanding (assuming exercise of any outstanding Options or other rights therefor) immediately prior to such issue) plus (x) the number of shares of Common Stock that the aggregate consideration received (or deemed received in accordance with the other provisions of this Section 7.6(e)) by the Corporation for such issuance of Additional Stock would purchase at the Conversion Price for

32 such series of Preferred Stock in effect immediately prior to such issuance of Additional Stock, and the denominator of which is equal to the sum of (y) the total number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock (determined as provided in clause (w) above) plus (z) the number of shares of Additional Stock issued in such Qualifying Dilutive Issuance. If Additional Stock is issued for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board. (ii) In the case of the issuance of (i) Options, (ii) securities convertible into or exchangeable for Common Stock or (iii) Options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable (directly or indirectly) for Common Stock (other than, in each case, Excluded Issuances), the following provisions shall apply: (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (whether or not then exercisable, but without regard to any provision contained therein for a subsequent adjustment of such number) of such Options shall be deemed to have been issued at the time such Options were issued for a consideration equal to the consideration, if any, received by the Corporation upon the issuance of such Options plus the minimum exercise price provided in such Options (without regard to any provision contained therein for a subsequent adjustment of such consideration) for the Common Stock covered thereby. (B) The maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable, but without regard to any provision contained therein for a subsequent adjustment of such number) for any such convertible or exchangeable securities or upon the exercise of any such Options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such Options were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities or Options plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) plus, in the case of such Options, the minimum exercise price provided in such Options for the convertible or exchangeable securities covered thereby (without regard to any provision contained therein for a subsequent adjustment of such consideration). (C) In the event of any change in the number of shares of Common Stock or convertible or exchangeable securities deliverable by or in the consideration payable to the Corporation upon exercise of Options

33 (for Common Stock or for convertible or exchangeable securities) or upon conversion of or in exchange for such convertible or exchangeable securities (excluding in each case automatic adjustments pursuant to anti- dilution or similar provisions of such Options, rights or convertible or exchangeable securities), the Conversion Price shall be readjusted to the Conversion Price that would have obtained had such revised terms been in effect upon the original date of issuance of such Options or convertible or exchangeable securities (but in no event to a Conversion Price which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment or (ii) the Conversion Price that would have resulted from any issuances of Additional Stock (other than as a result of such Options, rights or convertible or exchangeable securities, to the extent they are no longer deemed issued as a result of such change) between the original adjustment date and such readjustment date. (D) Upon the expiration of any such Options or the termination of any such rights to convert or exchange or the expiration of any Options to purchase convertible or exchangeable securities, the Conversion Price, to the extent adjusted as a result of such Options, convertible or exchangeable securities or Options to purchase convertible or exchangeable securities (either upon initial issuance or by reason of a change in terms) shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and the number of convertible or exchangeable securities as to which such rights to convert or exchange remain in effect) actually issued upon the exercise of such Options, upon the conversion or exchange of such convertible or exchangeable securities or upon such conversion or exchange following the exercise of Options to purchase convertible or exchangeable securities. (j) Rounding; Par Value. All calculations under Section 7 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. (k) Certificate as to Adjustment. (i) As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than five (5) days thereafter, the Corporation shall furnish to each Holder at the address specified for such Holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such Holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof. (ii) As promptly as reasonably practicable following the receipt by the Corporation of a written request by any Holder, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to such Holder a certificate of an

34 executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such Holder upon conversion of the shares of Series A Convertible Preferred Stock held by such Holder. (l) Notices. In the event: (i) that the Corporation shall take a record of the holders of its Common Stock (or other Capital Stock or securities at the time issuable upon conversion of the Series A Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of Capital Stock of any class or any other securities, or to receive any other security; (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation, conversion or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation’s assets to another Person; or (iii) of a Liquidation; then, and in each such case, unless the Corporation has previously publicly announced such information (including through filing such information with the SEC), the Corporation shall send or cause to be sent to each at the address specified for such Holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such Holder) at least five (5) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, exchange, merger, sale or Liquidation is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other Capital Stock or securities at the time issuable upon conversion of the Series A Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other Capital Stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, exchange, merger, sale or Liquidation, and the amount per share and character of such exchange applicable to the Series A Convertible Preferred Stock and the Conversion Shares. Non-Circumvention. For the avoidance of doubt, the adjustments provided in this Section 7.6 may not result in the Holders exceeding the Beneficial Ownership Limitation or the other limitations set forth in Section 7.4. 8. Mandatory Conversion.

35 8.1 Mandatory Conversion Event. With respect to each share of Series A Convertible Preferred Stock, if, at any time following the Corporation’s receipt of the Requisite Stockholder Approval, (i) the Corporation’s Market Capitalization exceeds $600 million for at least twenty (20) Trading Days (whether or not consecutive) during the preceding thirty (30) consecutive Trading Days (including the last Trading Day of such period), (ii) the Corporation’s trailing twelve (12) months’ Adjusted EBITDA (calculated in the same manner as the presentation of “Adjusted EBITDA” in the Corporation’s most recent earnings release filed with the SEC) exceeds $35 million, (iii) the Daily VWAP of the Common Stock exceeds two (2) times the Conversion Price for at least twenty (20) Trading Days (whether or not consecutive) during the preceding thirty (30) consecutive Trading Days (including the last Trading Day of such period), and (iv) the Common Stock Liquidity Conditions are satisfied, then all (but not less than all) of the Series A Convertible Preferred Stock, unless earlier converted, will automatically convert into shares of the Corporation’s Common Stock on the 20th Business Day following the delivery of the Mandatory Conversion Notice, at the effective applicable Conversion Price on such 20th Business Day in accordance with Section 7 (a “Mandatory Conversion”). 8.2 Procedural Requirements. All Holders of the Series A Convertible Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for Mandatory Conversion of all such shares of Series A Convertible Preferred Stock pursuant to this Section 8 (such notice, the “Mandatory Conversion Notice”) (including to or through DTC and the Transfer Agent, if applicable). The Corporation shall send such notice promptly upon occurrence of the satisfaction of the conditions set forth in Section 8.1, but no more than ten (10) Business Days following such satisfaction, setting forth the details and time for such conversion (the time of such conversion, the “Mandatory Conversion Time”, and the date of which shall constitute a Conversion Date in respect of the Mandatory Conversion). Prior to the Mandatory Conversion Time specified in the Mandatory Conversion Notice, each Holder shall surrender his, her or its certificate or certificates (if any) for all such shares (or, if such Holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and bond of indemnity, if requested, in each case reasonably satisfactory to the Corporation) to the Corporation at the place designated in such notice (or comply with the applicable delivery procedures of DTC and the Transfer Agent, if applicable). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the Holder or such Holder’s attorney duly authorized in writing. All rights with respect to the shares of Series A Convertible Preferred Stock converted pursuant to Section 8.1, including the rights to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the Holder or Holders thereof to surrender the certificates at or prior to such time or comply with the applicable procedures of DTC and the Transfer Agent), except only the rights of the Holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit) therefor or compliance with the applicable procedures of DTC and the Transfer Agent, as applicable, to receive the items provided for in the next sentence of this Section 8.2. As soon as practicable after the Mandatory Conversion Time but no later than the Share Delivery Date, the Corporation shall deliver, or cause to be delivered (in certificated form or through the facilities of DTC and the Transfer Agent, as applicable), to the Holder, or to his, her or its nominees, the number of full shares of Common Stock being acquired upon the conversion of the Series A Convertible Preferred Stock pursuant to this Section 8 and the payment of any declared but unpaid cash dividends on the shares of Series A Convertible Preferred Stock

36 converted (to the extent the amount of any such dividends shall not then be reflected in the applicable Accrued Value). Such converted Series A Convertible Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly and restore such shares to the status of authorized but unissued shares of Preferred Stock. 8.3 Beneficial Ownership Limitation. The Mandatory Conversion of any shares of Series A Convertible Preferred Stock shall be subject in all respects to Section 7.4. 9. Fundamental Change. 9.1 Offer to Repurchase. In connection with any Fundamental Change, the Corporation shall make an offer to repurchase, at the option and election of the holder thereof, each share of Series A Convertible Preferred Stock then-outstanding (the “Fundamental Change Repurchase Offer”) at a purchase price per share (such amount being the “Fundamental Change Repurchase Price”) in cash equal to the greater of (a) (i) 100% of the applicable Accrued Value as of the Fundamental Change Repurchase Date (provided that, for such purpose, the Accrued Value shall not include any accumulated and unpaid dividends as of such Fundamental Change Repurchase Date if such Fundamental Change Repurchase Date is after a Dividend Payment Record Date and on or prior to the last day of the relevant Dividend Period for which the Corporation has elected to pay such dividend in cash, which dividend shall be paid to the Holder as of such Dividend Payment Record Date notwithstanding the relevant repurchase) plus (ii) if prior to the 5 year anniversary of the Initial Issue Date, the aggregate amount of all dividends that would have been paid (excluding any such dividends that would be paid in light of the timing of such Fundamental Change Repurchase Offer and, for the avoidance of doubt, without duplication of amounts in clause (i)) in respect of an outstanding share of such series of Series A Convertible Preferred Stock from the Fundamental Change Repurchase Date through the fifth anniversary of the Initial Issue Date and (b) the amount that such Holder would have received in such Fundamental Change with respect to such share of Series A Convertible Preferred Stock if all shares of Series A Convertible Preferred Stock had been converted (regardless of whether they were actually converted and without regard to any limitations on convertibility or as to whether sufficient shares of Common Stock are available out of the Corporation’s authorized but unissued stock for the purpose of effecting such conversion) into shares of Common Stock on the Business Day immediately prior to the effective date of the relevant Fundamental Change. Notwithstanding the foregoing clauses (a) and (b) in this Section 9.1, if, in connection with a Fundamental Change, the consideration received by the holders of Common Stock consists of more than one type of consideration in any combination of (a) cash and (b) common stock meeting the Common Stock Liquidity Conditions (determined as if references in the definition thereof to Common Stock were to such other common stock and as if references to a Mandatory Conversion and the date of a Mandatory Conversion Notice in such definition were to the relevant Fundamental Change Repurchase Offer and Fundamental Change Repurchase Date, as the case may be) as of the relevant Fundamental Change Repurchase Date of an issuer with a market capitalization greater than $600 million as of the Trading Day immediately preceding the Fundamental Change Repurchase Date, then the Fundamental Change Repurchase Price will consist of (a) cash in the amount of the applicable Accrued Value as of the Fundamental Change Repurchase Date and (b) a number of shares of such common stock equal to the excess of the Fundamental Change

37 Repurchase Price such Holder would have received in cash, as applicable, over such Accrued Value (with any such shares of common stock valued at their Closing Price (determined by reference to the definition of Closing Price as if references therein to Common Stock were to such other common stock) as of the Trading Day immediately preceding the Fundamental Change Repurchase Date). The Fundamental Change Repurchase Offer must be made in the Fundamental Change Notice delivered pursuant to Section 9.2 and shall become irrevocable from the date thereof. 9.2 Notice of Repurchase. (a) The Corporation shall provide notice of any repurchases offered by the Corporation under Section 9.1 by delivering to the applicable Holder (including notice to or through DTC, if applicable) a written notice in accordance with Section 9.2(b) (the “Fundamental Change Notice”). (b) The Fundamental Change Notice shall specify (i) the time and place of repurchase and the applicable Fundamental Change Repurchase Price for the Series A Convertible Preferred Stock and (ii) the Holder’s Conversion Rights pursuant to Section 7 hereof, and shall be delivered to each Holder at the address for such Holder last shown on the records of the Transfer Agent therefor, not less than fifteen (15) days prior to the Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” shall be the date on which the Fundamental Change is consummated (provided that in the case of a Fundamental Change described in clause (a) of the definition thereof, the Fundamental Change Repurchase Date shall be a date no later than thirty (30) days following the date of the first public announcement of such Fundamental Change having occurred (including, for these purposes, the filing of a Schedule 13D pursuant to the Exchange Act)). 9.3 Insufficient Funds. If the funds of the Corporation legally available for the Fundamental Change Repurchase Offer by the Corporation pursuant to Section 9.1 on any Fundamental Change Repurchase Date are insufficient to redeem all shares of the Series A Convertible Preferred Stock being repurchased by the Corporation on such date, those funds which are legally available will be used first to repurchase, on a pro rata basis from the Holders thereof based on the number of shares of Series A Convertible Preferred Stock then held, the maximum possible number of shares of the Series A Convertible Preferred Stock being repurchased in accordance with the aggregate repurchase proceeds payable with respect to the shares of Series A Convertible Preferred Stock to be repurchased. At any time thereafter when additional funds of the Corporation or its acquirer, as applicable, become legally available for the repurchase of the Series A Convertible Preferred Stock, such funds will be used to redeem the balance of the shares of Series A Convertible Preferred Stock which the Corporation was theretofore obligated to repurchase as provided in the immediately preceding sentence. Any shares of Series A Convertible Preferred Stock which are not repurchased as a result of the circumstances described in this Section 9.3 shall remain outstanding until such shares shall have been redeemed and the Fundamental Change Repurchase Price therefor, as applicable, shall have been paid or set aside for payment in full.

38 In connection with any Fundamental Change, the Corporation shall take all actions to permit the purchase of all shares of Series A Convertible Preferred Stock on the Fundamental Change Repurchase Date that it reasonably believes (upon the advice of outside counsel) is required or permitted under Delaware law to permit any such purchase, including through the revaluation of the Corporation’s assets to the highest amount permitted by law, and take all actions permitted under Delaware law to make funds available (including borrowing funds on prevailing market terms, selling assets on prevailing market terms and seeking to obtain any and all required governmental or other approvals) for such purchase to be made in full when due. The Corporation shall not take any action that materially impairs the Corporation’s ability to pay the Fundamental Change Repurchase Price when due, including by investing available funds in illiquid assets, except for its normal business assets (the covenants described in this paragraph, the “Protective Payment Obligations”). The Corporation shall continue to comply with the Protective Payment Obligations until the entire amount of the Fundamental Change Repurchase Price is paid in full. 9.4 Rights Terminated. Upon (a) surrender of the certificate or certificates representing the shares of Series A Convertible Preferred Stock being repurchased (or surrender of such shares in compliance with the procedures established by DTC and the Transfer Agent, if applicable) pursuant to this Section 9 and delivery of the Fundamental Change Repurchase Price therefor or (b) irrevocable deposit in trust by the Corporation for Holders being repurchased pursuant to this Section 9 of an amount in cash equal to the applicable Fundamental Change Repurchase Price for the shares of Series A Convertible Preferred Stock being repurchased on any Fundamental Change Repurchase Date, each Holder will cease to have any rights as a shareholder of the Corporation by reason of the ownership of such repurchased shares of Series A Convertible Preferred Stock (except for the right to receive the Fundamental Change Repurchase Price therefor upon the surrender of the certificate or certificates representing the repurchased shares or compliance with the procedures established by DTC and the Transfer Agent, if such shares have not been so surrendered), and such repurchased shares of Series A Convertible Preferred Stock will not from and after the date of payment in full of the Fundamental Change Repurchase Price therefor be deemed to be outstanding. 9.5 Withdrawal Right. Each Holder shall retain the right to (a) convert shares of Series A Convertible Preferred Stock to be repurchased pursuant to this Section 9 at any time on or prior to the Fundamental Change Repurchase Date or (b) withdraw a tender of such shares in the Fundamental Change Repurchase Offer on or prior to the Fundamental Change Repurchase Date; provided that, where a Holder exercises its rights under (a) or (b) above, the applicable shares of Series A Convertible Preferred Stock of such Holder shall not be repurchased pursuant to this Section 9. 10. Events of Noncompliance. Notwithstanding anything to the contrary contained here, if one or more of the following events (each, an “Event of Noncompliance”) shall occur with respect to any Holder: (a) the Corporation shall breach any of the provisions of Section 6.4; (b) the Corporation shall fail to pay when due any dividend payment in full pursuant to this Certificate of Designation for two (2) consecutive Dividend Payment Dates; or

39 (c) the Corporation shall fail to pay when due the applicable Fundamental Change Repurchase Price pursuant to Section 9, then, and in each case, unless such Event of Noncompliance is cured within thirty (30) days (the “Cure Period”) of such Event of Noncompliance, (i) the Cash Annual Rate shall increase to 16% per annum as of the date of the Event of Noncompliance, (ii) the PIK Annual Rate shall increase to 18% per annum as of the date of the Event of Noncompliance and (iii) so long as such Event of Noncompliance remains uncured, each of the Cash Annual Rate and the PIK Annual Rate shall increase by an additional 2% per annum with respect to each Dividend Period ending subsequent to the Dividend Period in which the Event of Noncompliance occurred; provided that (x) the Cash Annual Rate shall be reduced to 13% or 15%, as the case may be, per annum and the PIK Annual Rate shall be reduced to 15% per annum, in each case, immediately after all Events of Noncompliance are cured (if any shares of Series A Convertible Preferred Stock remain outstanding). In no event shall the applicable Cash Annual Rate, or PIK Annual Rate exceed 19% or 21%, respectively. 11. Payments to Holders. Any payments of cash made by the Corporation to the Holders on their shares of Series A Convertible Preferred Stock shall be payable to each such Holder by certified check or wire transfer of immediately available funds to the Holder, as determined by the Corporation at the time of such payment. For any payment of PIK Dividends by the Corporation to the Holders on their shares of Series A Convertible Preferred Stock, the Corporation shall deliver, or cause to be delivered (through the facilities of DTC or the Transfer Agent or in certificated form, as applicable), an amount of Series A Convertible Preferred Stock equivalent to the PIK Dividend for the applicable Dividend Period. 12. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such Holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 12). 13. Rule 144A Information. At any time the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, the Corporation shall, so long as any of the Series A Convertible Preferred Stock or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to, upon written request, any Holder, beneficial owner or prospective purchaser of such Series A Convertible Preferred Stock or any shares of Common Stock issuable upon conversion of such Series A Convertible Preferred Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Series A Convertible Preferred Stock or shares of Common Stock pursuant to Rule 144A. The Corporation shall take such further action as any Holder or beneficial owner of such Series A

40 Convertible Preferred Stock or such Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Series A Convertible Preferred Stock or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time. 14. Amendment and Waiver. Any provision of this Certificate of Designation may be amended, modified or waived only by an instrument in writing executed by the Corporation and the Required Holders, and any such written amendment, modification or waiver will be binding upon the Corporation and each Holder and each transferee or successor of each Holder. 15. Book-Entry Form. Shares of the Series A Convertible Preferred Stock may be issued (or reissued) in the form of one or more global certificates (“Global Preferred Shares”) to be deposited on behalf of one or more Holders thereof with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or its nominee. The number of shares of Series A Convertible Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC to reflect such changes as provided for herein. Members of, or participants in, DTC shall have no rights under the terms of the shares of Series A Convertible Preferred Stock with respect to any Global Preferred Shares held on their behalf by DTC or any custodian of DTC or under such Global Preferred Shares, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares. 16. Severability. If any provision or provisions in this Certificate of Designation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by Law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions in this Certificate of Designation and the application of such provision or provisions to other persons or entities and circumstances shall not be in any way affected or impaired thereby and the invalid, illegal or unenforceable provision or the application thereof shall be modified in a manner that is valid, legal and enforceable and gives effect as nearly as is practicable to the intent of the invalid, illegal or unenforceable provision or the application thereof. 17. Facts Ascertainable. When the terms of this Certificate of Designation refer to a specific agreement or other document or a decision by any body, person or entity to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive officers of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.

41 [SIGNATURE PAGE FOLLOWS]

[Signature Page to Series A Convertible Preferred Stock Certificate of Designation] IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series A Convertible Preferred Stock on of this October 28, 2022. REDWIRE CORPORATION By: /s/ Jonathan Baliff . Name: Jonathan Baliff Title: Chief Financial Officer ATTESTED: By: /s/ Peter Cannito . Name: Peter Cannito Title: Chairman and Chief Executive Officer